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                                  EXHIBIT 2(a)
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                                                            Amended 11/20/80

                                     BYLAWS
                                       OF
                               SENTRY FUND, INC.



                                   ARTICLE I
                                    OFFICES

        Section 1.01 Principal Office, Maryland. The principal office of the corporation shall be located in the City of Baltimore, State of Maryland.

        Section 1.02 Registered Office, Wisconsin. The corporation shall also maintain a registered office at its principal place of business in the City of Stevens Point, State of Wisconsin.

        Section 1.03 Other Offices. The corporation may have offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETING OF STOCKHOLDERS

        Section 2.01 Place of Meetings. All meetings of the stockholders shall be held in the City of Stevens Point, State of Wisconsin, at such place within said city as may be fixed from time to time by the board of directors, or at such other place within the United States as may be fixed by the board of directors. If no place if fixed, the place of the meeting shall be at the registered office of the corporation in the State of Wisconsin, if any, or, if none, at its principal office in the State of Maryland.

        Section 2.02 Date of Annual Meeting. Unless fixed by the board of directors at some other time and date in the month of January, an annual meeting of stockholders, commencing with the year 1971, shall be held on the third Thursday in January in each year, if not a legal holiday, and if a legal holiday, then on the first business day following, which is not a legal holiday, at 10:00 a.m.; at which meeting the stockholders shall elect directors and may transact such other business as may properly be brought before the meeting. Any business of the corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is specifically required by statute to be stated in the notice.
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        Section 2.03  Statement of Affairs.  The President, a Vice President or
    the Treasurer of the corporation shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual stockholders meeting and filed within twenty (20) days thereafter at the principal office of the corporation in the State of Maryland.

        Section 2.04  Special Meetings Called by Officers or Directors.
    Special meetings of the stockholders may be called at any time by the board of directors or the President and shall be called by the Secretary at the request in writing of a majority of the members of the board of directors.

        Section 2.05 Special Meetings Called by Stockholders. Special meetings of stockholders shall be called by the Secretary upon the written request of the holders of shares entitled to not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the corporation of such costs the Secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to vote at such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve (12) months.

        Section 2.06 Notice of Stockholders' Meetings. Not less than ten (10) nor more than sixty (60) days before the date of every stockholders' meeting, except an adjourned meeting pursuant to Section 2.08, the Secretary shall mail to each stockholder entitled to vote at such meeting, postage prepaid, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

        Section 2.07 Business at Special Meetings. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice.

        Section 2.08 Quorum. At any meeting of stockholders, the holders of record of a majority of the outstanding shares of the stock of the corporation entitled to vote at the meeting, whether present in person or by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a


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    quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

        Section 2.09 Majority Vote. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by express provision of the statute, the Charter, or these bylaws, in which case such express provision shall govern and control.

        Section 2.10 Proxies and Voting of Shares. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders and each outstanding fractional share of stock having voting power shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

        Section 2.11 Setting Record Date or Closing Transfer Books. The board of directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case shall not be any more than sixty (60) days, and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

        Section 2.12 Written Consent. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and such written consent is filed with the records of the corporation.

                                 Article III

                                  DIRECTORS

        Section 3.01  General Powers.  The business and affairs of the

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    corporation shall be managed by its board of directors, which may exercise all of the powers of the corporation, except as such are by law, by the Charter, or by these bylaws conferred upon or reserved to the stockholders.

        3.02 Number and Qualifications. The number of directors of the corporation shall be five (5). By a majority vote of the entire board of directors, the number of directors fixed by the Charter or by these bylaws may be increased or decreased from time to time to not exceeding eleven
    (11) nor less than three (3), provided the tenure of office of a director shall not be affected by any decrease in the number of directors. Directors need not be stockholders.

        Section 3.03 Classes and Tenure. Effective as of the first annual meeting of the corporation's stockholders, the board of directors shall be divided, as determined by the board of directors, into three classes as nearly equal in number as possible, with a term of office of one class expiring each year, and at the annual meeting of stockholders in 1971 directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting; directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting; and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. When any newly created directorships are filled by the board of directors, there shall be no classification of the additional directors until the next annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire, shall be elected to hold office for a term expiring at the third succeeding annual meeting.

        Section 3.04 Resignation. Any director of the corporation may resign at any time by giving written notice to the board of directors, the President or the Secretary of the corporation. Such resignation shall take effect at the time specified therein, or, if none be specified, at the time of its receipt, and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

        Section 3.05 Removal of Directors. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired term terms of removed directors.

        Section 3.06 Vacancies. Vacancies occurring in the board of directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum, and vacancies occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire board of

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    directors, if, immediately after filling any such vacancies, at least two-thirds of the directors then holding office shall have been elected to such office by the stockholders; provided, however, that if at any time less than a majority of the directors holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within sixty (60) days for the purpose of electing directors to fill any existing vacancies in the board of directors, unless the Securities and Exchange Commission shall by order extend such period under the authority granted to it by Section 16(a) of the Investment Company Act of 1940. A director elected by the board of directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor has been elected and qualified.

        Section 3.07 First Meeting of New Board. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the consent in writing of all the directors or, if such consent cannot be obtained at such time and place, not later than forty-five (45) days after the election of the new board, as shall be fixed by the President or, in his absence, the Secretary.

        Section 3.08 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be designated by the board of directors.

        Section 3.09 Special Meetings. Special meetings of the board of directors may be called at any time by the board of directors or the executive committee, if one be constituted, by vote at a meeting, or by the President or by a majority of the directors or a majority of the members of the executive committee in writing. Special meetings may be held at such place or places as may be designated from time to time by the board of directors; in the absence of such designation such meetings shall be held at such places as may be designated in the call.

        Section 3.10 Notice of Special Meeting. Notice of the place and time of every special meeting of the board of directors shall be given to each director at least five (5) days before the day on which a special meeting is to be held, if such notice is given by mail, or at least twenty-four
    (24) hours before such meeting, if delivered personally or by telegram, cable or wireless.

        Section 3.11 Quorum. At all meetings of the board, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by statute, the Investment Company Act of 1940, the Charter, or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may by a majority vote adjourn the meeting from to time, without a notice other than announcement at the meeting, until a quorum shall be present.

        Section 3.12 Written Consent. Any action required or permitted to be taken at any meeting of the board of directors or of any committee


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    thereof may be taken without a meeting, if a written consent to such action is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

        Section 3.13 Compensation. Directors, as such, shall not receive stated salary for their services, but, by resolution of the board, a fixed sum, and expenses of attendance, if any, may be allowed to directors for attendance at each regular or special meeting of the board of directors, or of any committee thereof, but nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   Article IV
                                   COMMITTEES

        Section 4.01 Appointment and Powers. The board of directors may appoint from among its members an executive committee and other committees composed of two or more directors, and may delegate to such committees, in the intervals between meetings of the board of directors, any or all of the powers of the board of directors in the management of the business and affairs of the corporation, except the power to declare dividends, to issue stock or to recommend to stockholders any action requiring stockholders' approval. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the board of directors to act in the place of such absent member. The board of directors may at any time change the membership of, fill vacancies in, or dissolve any such committee. Any action by the committee shall be subject to revision and alteration by the board of directors, provided that no rights of third persons shall be affected by any such revision or alteration.

        Section 4.02 Record of Proceedings. The committees shall keep minutes of their proceedings and, when required by the board of directors, shall report the same to the board of directors.

                                   ARTICLE V
                      NOTICE TO STOCKHOLDERS AND DIRECTORS

        Section 5.01 Notice. Whenever, under the provisions of the statute or of the Charter or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, wireless or personally.


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        Section 5.02  Waiver of Notice.  Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or committee is required to be given under the provisions of the statute or Charter or these bylaws, a waiver thereof in writing, signed, whether before or after the holding of said meeting, by the person or persons entitled to such notice and filed with the records of the meeting, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of directors committee in person, shall be deemed equivalent to the giving of such notice to such person.

                                   ARTICLE VI
                                    OFFICERS

        Section 6.01 Number, Title, Election and Qualifications. The officers of the corporation shall be a President, a Vice President, a Secretary and a Treasurer. The officers shall be elected by the board of directors at its first meeting after each annual meeting of stockholders. The board of directors may also elect a Chairman of the Board, additional Vice Presidents, and one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices, except those of President and Vice President, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Charter or these bylaws to be executed, acknowledged or verified by two or more officers.

        Section 6.02 Appointment of Additional Officers. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and perform such duties as shall be determined from time to time by the board. The board of directors may from time to time authorize any committee or any officer to appoint subordinate officers and prescribe the duties thereof.

        Section 6.03 Compensation. The salaries, if any, of all officers and agents of the corporation shall be fixed from time to time by the board of directors. It may authorize any committee, or any officer on whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

        Section 6.04 Term of Office, Removal and Vacancies. Each officer of the corporation shall serve for one (1) year and until his successor has been elected and qualified or until his death, resignation or removal. Any officer or agent may be removed by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. If any office becomes vacant for any reason, the vacancy shall be filled by the board of directors.

        Section 6.05 Resignations. Any officer may resign at any time by giving written notice to the board of directors or to the President or


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    the Secretary of the corporation.  Any such resignation shall take effect at the time specified therein; or, if none be specified, at the time of its receipt and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

        Section 6.06 President. The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders, shall preside at all meetings of the directors if there is no Chairman of the Board or if the Chairman of the Board is absent, shall give general active management of the business of the corporation, shall see that all orders and resolutions of the board are carried into effect, and shall perform all duties and possess all powers incident to the office of President and have such other powers and perform such other duties as the board of directors may from time to time prescribe.

        Section 6.07 Vice Presidents. The Vice President or Vice Presidents (in the order designated, or in the absence of any designation, then in the order of their election) shall, in the President's absence or disability, perform the duties and exercise the powers of the President. The Vice President or Vice Presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

        Section 6.08  Secretary and Assistant Secretary.

        (a) The Secretary shall attend all sessions of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the executive committee or any other committee. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, shall perform all duties commonly incident to his office or provided by law, shall perform such other duties as may be prescribed from time to time by the board of directors or the President and shall have such other powers as the board of directors may from time to time prescribe. He shall keep in safe custody the seal of the corporation and he, the Treasurer, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or the Treasurer's signature or by the signature of such Assistant Secretary.

        (b) The Assistant Secretaries, if any, in the order of their election shall, in the absence of disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

        Section 6.09 Treasurer and Assistant Treasurer.

        (a) Except as otherwise authorized by the board of directors, the Treasurer shall have general supervision of the corporate funds, moneys and securities of the corporation, and of the performance by the Custodian of its duties with respect thereto. He shall keep regular books of


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    account which shall at all times be subject to inspection by and control of the board of directors, and shall perform such other duties and have such other powers as are commonly incident to his office or as the board of directors may from time to time prescribe or as may be imposed upon him by law or these bylaws.

        (b) The Treasurer shall render to the President and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

        (c) The Assistant Treasurers, if any, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

        Section 6.10 Chairman of the Board. The Chairman of the Board shall be chosen from among the directors of the corporation and may hold such office only so long as he continues to be a director. The Chairman of the Board, if there be such an officer, shall preside at all meetings of the board of directors and shall have such other powers and perform such other duties as may be assigned to him from time to time by the board of directors.

        Section 6.11 Bond. If required by the board of directors, any officer or agent shall give the corporation a bond, at the corporation's expense, in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                  ARTICLE VII

                  CERTIFICATES OF STOCK AND TRANSFERS OF STOCK

        Section 7.01 Certificates. Each stockholder shall be entitled upon request to a certificate or certificates which shall represent and certify the number and kind of full shares owned by him in the corporation. No certificates shall be issued for fractional shares. Each certificate shall be signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall be sealed with the corporate seal. If such certificates are countersigned by a transfer agent or registrar other than the corporation or an employee of the corporation, the signatures of the aforementioned officers may be either manual or facsimile or any other form of seal. In case any officer who has signed or whose facsimile signature appears on any certificate ceases to be an officer of the corporation before the certificate is issued, the certificate may nevertheless be issued by the corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.


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        Section 7.02  Uncertificated Shares.  The corporation's stock ledger shall be deemed to represent and certify the number and kind of shares owned of record by a stockholder who has not requested or received certificates for said shares.

        Section 7.03 Transfers of Stock. The shares of stock of the corporation shall be transferable on the books of the corporation at the request of the record holder thereof in person or by a duly authorized attorney, upon presentation to the corporation or its transfer agent of a duly executed assignment or authority to transfer, or proper evidence of succession, and, if certificated, a duly endorsed certificate or certificates of stock surrendered for cancellation, and with such proof of the authenticity of the signatures as the corporation or its transfer agent may reasonably require. The transfer shall be recorded on the books of the corporation, the old certificates, if any, shall be cancelled, and the new record holder, upon request, shall be entitled to a new certificate or certificates.

        Section 7.04 Registered Stockholders. The corporation shall be entitled, in its discretion, to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland or its Charter.

        Section 7.05 Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or his legal representative to give bond, with sufficient surety, to the corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

                                  ARTICLE VIII

                                   CUSTODIAN

        Section 8.01 Use of Custodian. All securities owned by the corporation and all cash representing the proceeds from sales of securities owned or used by the corporation and payments of principal upon or capital distributions in respect of securities owned by the corporation shall be placed with and kept in the custody of a custodian or custodians, which shall be one or more banks or trust companies, each having capital, surplus and undivided profits aggregating not less than Five Million Dollars ($5,000,000); provided such a custodian can be found ready and willing to act. The custodian or custodians shall be employed by the corporation under a written agreement upon such terms and conditions as the board of directors shall approve.



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        Section 8.02  Replacement of Custodian.  The corporation shall, upon the resignation or inability to serve of the custodian or custodians or upon the change of custodian:

        (a) Use its best efforts to obtain a successor custodian;


        (b) Require that the cash and securities owned by the corporation be delivered directly to the successor custodian; and

        (c) In the event that no successor custodian can be found, submit to the stockholders, before permitting delivery of the cash and securities owned by the corporation to other than a successor custodian, the question of whether or not this corporation shall be liquidated or shall function without a custodian.

                                   ARTICLE IX

                              GENERAL PROVISIONS

        Section 9.01 Dividends. Cash, stock or property dividends upon the capital stock of the corporation, subject to the provisions of the Charter, may be declared by the board of directors at any regular or special meeting, pursuant to law. Whenever dividends are paid from any source other than the corporation's accumulated undistributed net income, not including profits and losses realized upon the sale of securities or other properties, or the corporation's net income so determined for the current or preceding fiscal year, such fact shall be clearly revealed to stockholders and the basis of calculation shall be set forth.

        Section 9.02 Reserves. Before the payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such serve in the manner in which it was created.

        Section 9.03 Fractional Shares. The board of directors may from time to time authorize the issuance, redemption or repurchase of shares of the capital stock of the corporation in fractional denominations, provided that the transactions in which and the terms upon which shares in fractional denominations may be issued, redeemed or repurchased may from time to time be determined and limited by or under the authority of the board of directors.

        Section 9.04 Deposits. All funds not otherwise employed or not required to be deposited with a custodian may be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.



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        Section 9.05  Execution of Instruments.  Except as otherwise provided in Section 9.06, all deeds, mortgages, bonds, contracts, stock power and other instruments of transfer, reports and other instruments may be executed on behalf of the corporation by the President or any Vice President and by the Treasurer or Secretary or an Assistant Treasurer or an Assistant Secretary, or as the board of directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

        Section 9.06 Checks, Notes, Drafts, etc. Checks and drafts for the payment of money by the corporation may be signed in the name of the corporation by the custodian. Except as otherwise authorized by the board of directors, all requisitions or orders for the payment of money by the custodian or for the issue of checks and drafts therefor, all other checks and drafts, all promissory notes, all assignments of securities standing in the name of the corporation, and all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the corporation by the President or, if authorized by the board of directors, a Vice President and by the Treasurer or an Assistant Treasurer. Promissory notes, checks or drafts payable to the corporation may be endorsed to the order of the custodian, its nominee or a bank account established by the corporation, and only by the Treasurer or President or by such other person or persons as shall be authorized by the board of directors. Facsimile signatures may be used when authorized by the board of directors.

        Section 9.07 Voting Upon Stocks. Unless otherwise ordered by the board of directors, the President or any Vice President shall have full power and authority on behalf of the corporation to attend and act and vote at any meeting of stockholders of any company in which the corporation may hold stock and at any such meeting may exercise any and all rights, powers and privileges incident to the ownership of such stock. The President or any Vice President of the corporation may execute proxies to vote shares of stock of other companies standing in the name of the corporation. The board of directors may by resolution from time to time confer like powers upon any other person or persons.

        Section 9.08 Fiscal Year. The fiscal year of the corporation shall begin the first day of November in each year and end the 31st day of October in the following year, except that the first fiscal year shall begin May 9, 1969 and end October 31, 1969.

        Section 9.09 Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The board of directors may authorize one or more duplicate seals and provide for the custody thereof.

        Section 9.10 Stock Ledger. The corporation shall maintain at its office in the City of Stevens Point, State of Wisconsin, an original stock ledger containing the names and addresses of all stockholders and the number of shares of each class of stock held by each stockholder.



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    Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

        Section 9.11 Corporate Books. The books of the corporation, except the original stock ledger, may be kept at such place or places as the board of directors may from time to time determine.

        Section 9.12 Accountant. The corporation shall employ an independent public accountant or firm of independent public accountants as its accountant to examine the accounts of the corporation and to sign and certify financial statements filed by the corporation. The accountant's certificates and reports shall be addressed both to the board of directors and to the stockholders.

        Section 9.13 Officers or Directors of Other Corporations. In any case where an officer or director of the corporation or of any investment adviser of the corporation, or a member of any committee of the corporation, is also an officer or director of another corporation and the purchase or sale of the securities issued by such other corporation is under consideration, the officer, director or committee member concerned will abstain from participating in any decision made on behalf of the corporation to purchase or sell any securities issued by such other corporation.

                                   ARTICLE X

                                   AMENDMENTS

        Section 10.01 General. Except as provided in Section 10.02, all bylaws of the corporation, whether adopted by the board of directors or the stockholders, shall be subject to amendment, alteration or repeal, and new bylaws may be made, by the affirmative vote of a majority of either:

        (a) The holders of record of the outstanding shares of stock of the corporation entitled to vote, at any annual or special meeting the notice or waiver of notice of which shall have specified the proposed amendment, alteration, repeal or new bylaw; or

        (b) The total number of directors then in office, at any regular meeting, or at any special meeting where the notice of such special meeting shall have specified the proposed amendment, alteration, repeal, or new bylaw.

        Section 10.02  By Stockholders Only.

        (a) No amendment of any section of these bylaws shall be made except by the stockholders of the corporation if the stockholders shall have provided in the bylaws that such section may not be amended, altered or repealed except by the stockholders.

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        (b) From and after the issue of any shares of the capital stock of the corporation, no amendment of this Article X shall be made except by the stockholders of the corporation.




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